Exhibit 3.3

ARTICLES OF AMENDMENT

OF

TRANS OCEAN PETROLEUM TANKERS INC.

REPUBLIC

OF

THE MARSHALL ISLANDS

[SEAL]

ARTICLES OF AMENDMENT

OF

TRANS OCEAN PETROLEUM TANKERS INC.

REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

DUPLICATE COPY

The original of this Document was filed in accordance with section 5 of the Business Corporations Act on

NON RESIDENT

[SEAL]	May 10, 2004

/s/ C. Kastrinaky
Deputy Registrar

ARTICLES OF AMENDMENT OF
ARTICLES OF INCORPORATION OF

TRANS OCEAN PETROLEUM TANKERS INC.

UNDER SECTION 90 OF THE BUSINESS CORPORATIONS ACT

I, Annita Hadjipaschali President/Director of TRANS OCEAN PETROLEUM TANKERS INC, a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of amending the Articles of Incorporation of said Corporation hereby certify:

1.             The name of the Corporation is: TRANS OCEAN PETROLEUM TANKERS INC..

2.             The Articles of Incorporation were filed with the Registrar of Corporations as of the 10th day of January, 2000.

3.             Articles of Amendment were previously filed with the Registrar of Corporations as of the 30th April, 2004.

4.             Section A of the Articles of Incorporation as amended by the Articles of Amendment is hereby amended as follows:

The name of the Corporation shall be: TOP TANKERS INC.

5.             Section D of the Articles of Incorporation is hereby amended as follows:

The aggregate number of shares of stock that the Corporation is authorized to issue is Six million (6,000,000) registered and/or bearer shares with a par value of one cent each.

The Corporation shall mail notices and information to holders of bearer shares to the address provided to the Corporation by the shareholder for that purpose.

The holder of a stock certificate issued to bearer may cause such certificate to be exchanged for another certificate in his name for a like number of shares, and the holder of shares issued in the name of the owner may cause his certificate to be exchanged for another certificate to bearer for a like number of shares.

6.             The amendment to the Articles of Incorporation was authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, I have executed these Articles of Amendment on this 10th day of May, 2004.

/s/ Annita Hadjipaschali
Annita Hadjipaschali
President/Director